Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FULL YEAR NET INCOME AND DECLARES CASH DIVIDEND

NORWICH, NY (January 27, 2025) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and twelve months ended December 31, 2024.

Net income for the three months ended December 31, 2024 was $36.0 million, or $0.76 per diluted common share, compared to $30.4 million, or $0.64 per diluted common share, for the three months ended December 31, 2023, and $38.1 million, or $0.80 per diluted common share, for the third quarter of 2024. Operating diluted earnings per share(1), a non-GAAP measure was $0.77 for the fourth quarter of 2024, compared to $0.72 for the fourth quarter of 2023 and $0.80 for the third quarter of 2024.

Net income for the year ended December 31, 2024 was $140.6 million, or $2.97 per diluted common share, compared to $118.8 million, or $2.65 per diluted common share, in the prior year.

The Company completed the acquisition of Salisbury Bancorp, Inc. (“Salisbury”) on August 11, 2023, adding 13 banking offices, $1.18 billion in loans and $1.31 billion in deposits. The comparisons to the full year of 2023 are significantly impacted by the Salisbury acquisition.

CEO Comments

“Three consecutive quarters of growth in net interest income and margin along with continued strong results from our diverse mix of fee businesses drove NBT’s operating performance in the fourth quarter of 2024.” said NBT President and Chief Executive Officer Scott A. Kingsley. “In addition, we were pleased to receive regulatory approval during the fourth quarter to complete our planned merger with Evans Bancorp, Inc. Evans shareholders also demonstrated strong support for the partnership with the vote to approve the transaction in December. We continue to expect the merger to close in the second quarter of 2025 in conjunction with the core system conversion, and team members from NBT and Evans are working closely to plan a smooth transition for the customers and communities we will serve together in the Buffalo and Rochester markets.”

Fourth Quarter 2024 Financial Highlights

Net Income	▪	Net income was $36.0 million and diluted earnings per share was $0.76
Net Interest Income / NIM	▪	Net interest income on a fully taxable equivalent (“FTE”) basis was $106.7 million, up $4.4 million from the prior quarter(1)
	▪	Net interest margin (“NIM”) on an FTE basis was 3.34%(1), up 7 basis points (“bps”) from the prior quarter
	▪	Included in FTE net interest income was $2.6 million of acquisition-related net accretion, which was consistent with the third quarter of 2024
	▪	Earning asset yields of 4.96% were down 5 bps from the prior quarter
	▪	Total cost of funds of 1.71% was down 14 bps from the prior quarter
Noninterest Income	▪	Noninterest income was $42.2 million, an increase of 11.1% from the fourth quarter of 2023, excluding net securities gains (losses)
Loans and Credit Quality	▪	Period end total loans of $9.97 billion as of December 31, 2024, up $319.2 million, or 3.3%, from December 31, 2023
	▪	Net charge-offs to average loans was 0.23% annualized
	▪	Nonperforming loans to total loans was 0.52%
	▪	Allowance for loan losses to total loans was 1.16%
Deposits	▪	Deposits were $11.55 billion as of December 31, 2024, up $577.8 million, or 5.3%, from December 31, 2023
	▪	Total cost of deposits was 1.60% for the fourth quarter of 2024, down 12 bps from the third quarter of 2024
Capital	▪	Stockholders’ equity was $1.53 billion as of December 31, 2024
	▪	Tangible book value per share(2) was $23.88 at December 31, 2024
	▪	Tangible equity to assets of 8.42%(1)
	▪	CET1 ratio of 11.93%; Leverage ratio of 10.24%

Loans

◾	Period end total loans were $9.97 billion at December 31, 2024, $9.91 billion at September 30, 2024 and $9.65 billion at December 31, 2023.
◾
Period end total loans increased $319.2 million from December 31, 2023. Total commercial loans increased $322.0 million to $5.30 billion while total consumer loans decreased $2.8 million to $4.67 billion. Excluding the other consumer and residential solar portfolios, which are in a planned run-off status, period end loans increased $478.6 million, or 5.6%.

◾	Commercial line of credit utilization rate was 21% at December 31, 2024, compared to 22% at September 30, 2024 and 20% at December 31, 2023.

Deposits

◾
Total deposits at December 31, 2024 were $11.55 billion, compared to $11.59 billion at September 30, 2024 and $10.97 billion at December 31, 2023. The $577.8 million increase in deposits from December 31, 2023 was primarily due to higher consumer and commercial deposit balances.

◾	The loan to deposit ratio was 86.3% at December 31, 2024, compared to 88.0% at December 31, 2023.

Net Interest Income and Net Interest Margin

◾
Net interest income for the fourth quarter of 2024 was $106.1 million, an increase of $4.4 million, or 4.4%, from the third quarter of 2024 and an increase of $6.9 million, or 7.0%, from the fourth quarter of 2023. The increase in net interest income from the third quarter of 2024 resulted primarily from a decrease in the cost of deposits, an increase in average short-term interest-bearing accounts and the interest earned on those balances combined with a more favorable funding mix.

◾
The NIM on an FTE basis for the fourth quarter of 2024 was 3.34%, an increase of 7 bps from the third quarter of 2024. This increase was driven by an improved funding mix with lower average balances of short-term borrowings, an increase in the average balance of noninterest-bearing demand deposit accounts and a decrease in the cost of interest-bearing deposits. The NIM on an FTE basis increased 19 bps from the fourth quarter of 2023 due to higher earning asset yields and lower average balances of short-term borrowings, partially offset by the increase in the cost of interest-bearing deposits.

◾
Earning asset yields for the three months ended December 31, 2024 decreased 5 bps from the prior quarter to 4.96% and increased 17 bps from the same quarter in the prior year. Loan yields for the three months ended December 31, 2024 decreased 9 bps from the prior quarter to 5.65% primarily due to the repricing of $2.1 billion in variable rate loans partly offset by loans originating at higher rates than portfolio yields during the quarter. Earnings asset yields increased 17 bps from the same quarter in the prior year. Average earning assets increased $257.5 million, or 2.1%, from the third quarter of 2024 due to organic loan growth and an increase in short-term interest-bearing accounts. Average earning assets grew $140.6 million, or 1.1%, from the fourth quarter of 2023 due to organic loan growth partially offset by lower average balances of short-term interest-bearing accounts and securities.

◾
Total cost of deposits, including noninterest bearing deposits, was 1.60% for the fourth quarter of 2024, a decrease of 12 bps from the prior quarter and an increase of 9 bps from the same period in the prior year.

◾	Total cost of funds for the three months ended December 31, 2024 was 1.71%, a decrease of 14 bps from the prior quarter and a decrease of 1 bp from the fourth quarter of 2023.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans for the fourth quarter of 2024 was 23 bps compared to 16 bps in the prior quarter. The increase in net charge-offs from the prior quarter was driven by two commercial real estate relationships, of which $1.7 million was previously specifically reserved for in the second quarter of 2024. Net charge-offs for the portfolios in a planned run-off status represented the majority of total net charge-offs for the full year.

◾
Nonperforming assets to total assets was 0.38% at December 31, 2024, compared to 0.27% at September 30, 2024 and 0.28% at December 31, 2023. The increase in nonperforming assets was attributable to a commercial real estate relationship that was placed into a nonaccrual status in the fourth quarter of 2024. The relationship is being actively managed and was written-down to estimated fair value in the fourth quarter of 2024, and as such, no specific reserve has been established.

◾
Provision expense for the three months ended December 31, 2024 was $2.2 million, compared to $2.9 million for the third quarter of 2024. The decrease in provision expense from the prior quarter was primarily due to the run-off of the other consumer and residential solar portfolios partially offset by a higher level of net charge-offs.

◾
The allowance for loan losses was $116.0 million, or 1.16% of total loans, at December 31, 2024, compared to $119.5 million, or 1.21% of total loans, at September 30, 2024 and $114.4 million, or 1.19% of total loans, at December 31, 2023.

◾	The reserve for unfunded loan commitments was $4.4 million at December 31, 2024, compared to $4.6 million at September 30, 2024 and $5.1 million at December 31, 2023.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $42.2 million for the three months ended December 31, 2024, down $3.1 million, or 6.8%, from the seasonally high third quarter of 2024, and up $4.2 million, or 11.1%, from the fourth quarter of 2023.

◾
Retirement plan administration fees were down $1.7 million from the prior quarter and increased $1.7 million from the fourth quarter of 2023. The decrease from the prior quarter, as expected, was due to higher seasonal activity-based fees in the third quarter. The increase from the fourth quarter of 2023 was driven by organic growth and higher market levels.

◾
Wealth management fees were consistent with the prior quarter and increased $1.7 million from the fourth quarter of 2023. The increase from the fourth quarter of 2023 was driven by market performance and growth in new customer accounts.

◾	Insurance revenues decreased $1.0 million from the third quarter, which typically has comparatively higher levels of policy renewals than the fourth quarter.

Noninterest Expense

◾
Total noninterest expense was $100.8 million for the fourth quarter of 2024, compared to $95.7 million for the third quarter of 2024 and $92.8 million for the fourth quarter of 2023. Total noninterest expense increased 4.8% compared to the previous quarter and increased 13.7% from the fourth quarter of 2023, excluding $1.0 million of acquisition expenses in the fourth quarter of 2024, $0.5 million in the third quarter of 2024 and $0.3 million in the fourth quarter of 2023, respectively, and the $4.8 million impairment of a minority interest equity investment in the fourth quarter of 2023.

◾
Salaries and benefits increased 3.5% from the prior quarter driven by higher medical costs and an increase in other benefits including higher levels of incentive compensation. The increase from the fourth quarter of 2023 was driven by merit pay increases, higher levels of incentive compensation and higher medical and other benefit costs.

◾	Occupancy costs were consistent with the prior quarter and increased from the fourth quarter of 2023 driven by additional expenses including seasonal maintenance, rent and equipment expense.
◾
Other expense increased $2.5 million from the prior quarter and $0.4 million from the fourth quarter of 2023. The increase from the previous quarter was driven by increases in office supplies and postage, advertising and other expenses.

Income Taxes

◾	The full year effective tax rate was 21.6% for 2024 down from 22.6% for the full year of 2023.

Capital

◾
Tangible common equity to tangible assets(1) was 8.42% at December 31, 2024. Tangible book value per share(2) was $23.88 at December 31, 2024, $23.83 at September 30, 2024 and $21.72 at December 31, 2023.

◾
Stockholders’ equity increased $100.5 million from December 31, 2023 driven by net income generation of $140.6 million and an $18.8 million decrease in accumulated other comprehensive loss reflecting the change in the fair value of securities available for sale, partially offset by dividends declared of $62.3 million.

◾	As of December 31, 2024, CET1 capital ratio of 11.93%, leverage ratio of 10.24% and total risk-based capital ratio of 15.03%.

Dividend

◾
The Board of Directors approved a first-quarter cash dividend of $0.34 per share at a meeting held earlier today. The dividend represents a $0.02 per share, or 6.3%, increase over the dividend paid in the first quarter of 2024. The dividend will be paid on March 17, 2025 to stockholders of record as of March 3, 2025.

Stock Repurchase

◾
The Company purchased 7,600 shares of its common stock during 2024 at an average price of $33.02 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of December 31, 2024, there were 1,992,400 shares available for repurchase under this plan.

Evans Bancorp, Inc. Merger

◾
In December 2024, NBT announced that it had received the regulatory approval and waiver from the Office of the Comptroller of the Currency and the Federal Reserve Bank of New York necessary to complete its acquisition of Evans Bancorp, Inc. (“Evans”). Also in December 2024, the shareholders of Evans voted to approve the merger. Evans reported over 75% of the issued and outstanding shares of Evans were represented at a special shareholder meeting and over 96% of the votes cast were voted to approve the merger. NBT and Evans anticipate closing the transaction in second quarter of 2025 in conjunction with the core system conversion, pending customary closing conditions. Evans had assets of $2.28 billion, deposits of $1.90 billion and net loans of $1.76 billion as of September 30, 2024.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, January 28, 2025, to review the fourth quarter 2024 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.79 billion at December 31, 2024. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 155 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the possibility that NBT and Evans may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all or to successfully integrate Evans operations and those of NBT; (14) the ability to increase market share and control expenses; (15) changes in the competitive environment among financial holding companies; (16) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) changes in the Company’s organization, compensation and benefit plans; (19) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (20) greater than expected costs or difficulties related to the integration of new products and lines of business; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (reported)
Diluted earnings per share	$0.76	$0.80	$0.69	$0.71	$0.64
Weighted average diluted common shares outstanding	47,505,760	47,473,417	47,382,814	47,370,145	47,356,899
Return on average assets(3)	1.04%	1.12%	0.98%	1.02%	0.89%
Return on average equity(3)	9.44%	10.21%	9.12%	9.52%	8.79%
Return on average tangible common equity(1)(3)	13.36%	14.54%	13.23%	13.87%	13.08%
Net interest margin(1)(3)	3.34%	3.27%	3.18%	3.14%	3.15%

	12 Months Ended December 31,
	2024	2023
Profitability (reported)
Diluted earnings per share	$2.97	$2.65
Weighted average diluted common shares outstanding	47,433,174	44,770,171
Return on average assets	1.04%	0.95%
Return on average equity	9.57%	9.34%
Return on average tangible common equity(1)	13.75%	13.02%
Net interest margin(1)	3.23%	3.29%

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (operating)
Diluted earnings per share(1)	$0.77	$0.80	$0.69	$0.68	$0.72
Return on average assets(1)(3)	1.06%	1.12%	0.98%	0.97%	0.99%
Return on average equity(1)(3)	9.60%	10.23%	9.14%	9.04%	9.79%
Return on average tangible common equity(1)(3)	13.57%	14.56%	13.26%	13.20%	14.49%

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data
Short-term interest-bearing accounts	$78,973	$231,671	$35,207	$156,632	$31,378
Securities available for sale	1,574,664	1,509,338	1,439,445	1,418,471	1,430,858
Securities held to maturity	842,921	854,941	878,909	890,863	905,267
Net loans	9,853,910	9,787,541	9,733,847	9,572,777	9,536,313
Total assets	13,786,666	13,839,552	13,501,909	13,439,199	13,309,040
Total deposits	11,546,761	11,588,278	11,271,459	11,195,289	10,968,994
Total borrowings	414,983	456,666	476,082	518,190	637,387
Total liabilities	12,260,525	12,317,572	12,039,954	11,997,784	11,883,349
Stockholders’ equity	1,526,141	1,521,980	1,461,955	1,441,415	1,425,691

Capital
Equity to assets	11.07%	11.00%	10.83%	10.73%	10.71%
Tangible equity ratio(1)	8.42%	8.36%	8.11%	7.98%	7.93%
Book value per share	$32.34	$32.26	$31.00	$30.57	$30.26
Tangible book value per share(2)	$23.88	$23.83	$22.54	$22.07	$21.72
Leverage ratio	10.24%	10.29%	10.16%	10.09%	9.71%
Common equity tier 1 capital ratio	11.93%	11.86%	11.70%	11.68%	11.57%
Tier 1 capital ratio	12.83%	12.77%	12.61%	12.61%	12.50%
Total risk-based capital ratio	15.03%	15.02%	14.88%	14.87%	14.75%
Common stock price (end of period)	$47.76	$44.23	$38.60	$36.68	$41.91

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality
Nonaccrual loans	$45,819	$33,338	$34,755	$35,189	$34,213
90 days past due and still accruing	5,798	3,981	3,333	2,600	3,661
Total nonperforming loans	51,617	37,319	38,088	37,789	37,874
Other real estate owned	182	127	74	-	-
Total nonperforming assets	51,799	37,446	38,162	37,789	37,874
Allowance for loan losses	116,000	119,500	120,500	115,300	114,400

Asset quality ratios
Allowance for loan losses to total loans	1.16%	1.21%	1.22%	1.19%	1.19%
Total nonperforming loans to total loans	0.52%	0.38%	0.39%	0.39%	0.39%
Total nonperforming assets to total assets	0.38%	0.27%	0.28%	0.28%	0.28%
Allowance for loan losses to total nonperforming loans	224.73%	320.21%	316.37%	305.12%	302.05%
Past due loans to total loans(4)	0.34%	0.36%	0.30%	0.33%	0.32%
Net charge-offs to average loans(3)	0.23%	0.16%	0.15%	0.19%	0.22%

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loan net charge-offs by line of business
Commercial	$2,542	$807	$(8)	$772	$1,107
Residential real estate and home equity	(25)	(64)	(76)	(32)	11
Indirect auto	675	725	747	665	399
Residential solar	1,589	1,599	1,610	1,211	1,081
Other consumer	928	853	1,426	2,063	2,729
Total loan net charge-offs	$5,709	$3,920	$3,699	$4,679	$5,327

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.73%	0.73%	0.76%	0.79%	0.84%
Commercial real estate	0.95%	1.01%	1.00%	0.97%	0.99%
Residential real estate	1.00%	1.00%	0.98%	0.89%	0.84%
Auto	0.81%	0.83%	0.85%	0.81%	0.83%
Residential solar	3.70%	3.70%	3.76%	3.58%	3.28%
Other consumer	2.65%	3.51%	4.09%	4.24%	4.70%
Total	1.16%	1.21%	1.22%	1.19%	1.19%

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loans by line of business
Commercial & industrial	$1,426,482	$1,458,926	$1,397,935	$1,353,446	$1,354,248
Commercial real estate	3,876,698	3,792,498	3,784,214	3,646,739	3,626,910
Residential real estate	2,142,249	2,143,766	2,134,875	2,133,289	2,125,804
Home equity	334,268	328,687	326,556	328,673	337,214
Indirect auto	1,273,253	1,235,175	1,225,786	1,190,734	1,130,132
Residential solar	820,079	839,659	861,883	896,147	917,755
Other consumer	96,881	108,330	123,098	139,049	158,650
Total loans	$9,969,910	$9,907,041	$9,854,347	$9,688,077	$9,650,713

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2024	2023
Assets
Cash and due from banks	$205,083	$173,811
Short-term interest-bearing accounts	78,973	31,378
Equity securities, at fair value	42,372	37,591
Securities available for sale, at fair value	1,574,664	1,430,858
Securities held to maturity (fair value $749,945 and $814,524, respectively)	842,921	905,267
Federal Reserve and Federal Home Loan Bank stock	33,957	45,861
Loans held for sale	9,744	3,371
Loans	9,969,910	9,650,713
Less allowance for loan losses	116,000	114,400
Net loans	$9,853,910	$9,536,313
Premises and equipment, net	80,840	80,675
Goodwill	362,663	361,851
Intangible assets, net	36,360	40,443
Bank owned life insurance	272,657	265,732
Other assets	392,522	395,889
Total assets	$13,786,666	$13,309,040

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,446,068	$3,413,829
Savings, NOW and money market	6,658,188	6,230,456
Time	1,442,505	1,324,709
Total deposits	$11,546,761	$10,968,994
Short-term borrowings	162,942	386,651
Long-term debt	29,644	29,796
Subordinated debt, net	121,201	119,744
Junior subordinated debt	101,196	101,196
Other liabilities	298,781	276,968
Total liabilities	$12,260,525	$11,883,349

Total stockholders’ equity	$1,526,141	$1,425,691

Total liabilities and stockholders’ equity	$13,786,666	$13,309,040

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Interest, fee and dividend income
Interest and fees on loans	$141,103	$132,738	$552,846	$462,669
Securities available for sale	8,773	7,208	31,274	29,812
Securities held to maturity	4,931	5,374	20,466	20,681
Other	2,930	5,594	7,084	9,627
Total interest, fee and dividend income	$157,737	$150,914	$611,670	$522,789
Interest expense
Deposits	$46,815	$42,753	$186,948	$104,641
Short-term borrowings	918	4,951	8,669	25,608
Long-term debt	293	294	1,166	925
Subordinated debt	1,816	1,795	7,232	6,076
Junior subordinated debt	1,790	1,948	7,533	7,320
Total interest expense	$51,632	$51,741	$211,548	$144,570
Net interest income	$106,105	$99,173	$400,122	$378,219
Provision for loan losses	$2,209	$5,126	$19,607	$16,524
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	8,750
Total provision for loan losses	$2,209	$5,126	$19,607	$25,274
Net interest income after provision for loan losses	$103,896	$94,047	$380,515	$352,945
Noninterest income
Service charges on deposit accounts	$4,411	$4,165	$17,087	$15,425
Card services income	5,652	5,360	22,331	20,829
Retirement plan administration fees	12,924	11,226	56,587	47,221
Wealth management	10,842	9,152	41,641	34,763
Insurance services	3,883	3,659	17,032	15,667
Bank owned life insurance income	2,271	1,776	8,325	6,750
Net securities gains (losses)	222	507	2,789	(9,315)
Other	2,221	2,643	11,032	10,838
Total noninterest income	$42,426	$38,488	$176,824	$142,178
Noninterest expense
Salaries and employee benefits	$61,749	$50,013	$232,487	$194,250
Technology and data services	10,220	10,174	39,139	38,163
Occupancy	7,786	7,175	31,309	28,408
Professional fees and outside services	4,843	5,115	19,132	17,601
Amortization of intangible assets	2,080	2,131	8,443	4,734
Reserve for unfunded loan commitments	(125)	300	(705)	30
Impairment of a minority interest equity investment	-	4,750	-	4,750
Acquisition expenses	988	254	1,531	9,978
Other	13,234	12,839	46,545	43,750
Total noninterest expense	$100,775	$92,751	$377,881	$341,664
Income before income tax expense	$45,547	$39,784	$179,458	$153,459
Income tax expense	9,542	9,338	38,817	34,677
Net income	$36,005	$30,446	$140,641	$118,782
Earnings Per Share
Basic	$0.76	$0.65	$2.98	$2.67
Diluted	$0.76	$0.64	$2.97	$2.65

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$141,103	$141,991	$136,606	$133,146	$132,738
Securities available for sale	8,773	7,815	7,562	7,124	7,208
Securities held to maturity	4,931	5,042	5,190	5,303	5,374
Other	2,930	1,382	1,408	1,364	5,594
Total interest, fee and dividend income	$157,737	$156,230	$150,766	$146,937	$150,914
Interest expense
Deposits	$46,815	$49,106	$46,688	$44,339	$42,753
Short-term borrowings	918	1,431	2,899	3,421	4,951
Long-term debt	293	292	291	290	294
Subordinated debt	1,816	1,810	1,806	1,800	1,795
Junior subordinated debt	1,790	1,922	1,908	1,913	1,948
Total interest expense	$51,632	$54,561	$53,592	$51,763	$51,741
Net interest income	$106,105	$101,669	$97,174	$95,174	$99,173
Provision for loan losses	$2,209	$2,920	$8,899	$5,579	$5,126
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	-	-
Total provision for loan losses	$2,209	$2,920	$8,899	$5,579	$5,126
Net interest income after provision for loan losses	$103,896	$98,749	$88,275	$89,595	$94,047
Noninterest income
Service charges on deposit accounts	$4,411	$4,340	$4,219	$4,117	$4,165
Card services income	5,652	5,897	5,587	5,195	5,360
Retirement plan administration fees	12,924	14,578	14,798	14,287	11,226
Wealth management	10,842	10,929	10,173	9,697	9,152
Insurance services	3,883	4,913	3,848	4,388	3,659
Bank owned life insurance income	2,271	1,868	1,834	2,352	1,776
Net securities gains (losses)	222	476	(92)	2,183	507
Other	2,221	2,773	2,865	3,173	2,643
Total noninterest income	$42,426	$45,774	$43,232	$45,392	$38,488
Noninterest expense
Salaries and employee benefits	$61,749	$59,641	$55,393	$55,704	$50,013
Technology and data services	10,220	9,920	9,249	9,750	10,174
Occupancy	7,786	7,754	7,671	8,098	7,175
Professional fees and outside services	4,843	4,871	4,565	4,853	5,115
Amortization of intangible assets	2,080	2,062	2,133	2,168	2,131
Reserve for unfunded loan commitments	(125)	250	(380)	(450)	300
Impairment of a minority interest equity investment	-	-	-	-	4,750
Acquisition expenses	988	543	-	-	254
Other	13,234	10,704	10,957	11,650	12,839
Total noninterest expense	$100,775	$95,745	$89,588	$91,773	$92,751
Income before income tax expense	$45,547	$48,778	$41,919	$43,214	$39,784
Income tax expense	9,542	10,681	9,203	9,391	9,338
Net income	$36,005	$38,097	$32,716	$33,823	$30,446
Earnings Per Share
Basic	$0.76	$0.81	$0.69	$0.72	$0.65
Diluted	$0.76	$0.80	$0.69	$0.71	$0.64

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2024		Q3 - 2024		Q2 - 2024		Q1 - 2024		Q4 - 2023
Assets
Short-term interest-bearing accounts	$184,988	5.27%	$62,210	4.87%	$48,861	5.48%	$47,972	4.48%	$319,907	5.59%
Securities taxable(1)	2,317,034	2.10%	2,266,930	1.99%	2,280,767	1.97%	2,278,029	1.91%	2,310,409	1.88%
Securities tax-exempt(1)(5)	211,493	3.46%	217,251	3.47%	226,032	3.56%	230,468	3.58%	232,575	3.51%
FRB and FHLB stock	33,261	5.75%	35,395	6.97%	40,283	7.41%	42,296	7.89%	47,994	8.98%
Loans(1)(6)	9,957,879	5.65%	9,865,412	5.74%	9,772,014	5.63%	9,674,892	5.54%	9,653,191	5.47%
Total interest-earning assets	$12,704,655	4.96%	$12,447,198	5.01%	$12,367,957	4.92%	$12,273,657	4.84%	$12,564,076	4.79%
Other assets	1,093,419		1,072,277		1,064,487		1,055,386		1,052,024
Total assets	$13,798,074		$13,519,475		$13,432,444		$13,329,043		$13,616,100
Liabilities and stockholders’ equity
Money market deposit accounts	$3,504,937	3.27%	$3,342,845	3.68%	$3,254,252	3.65%	$3,129,160	3.56%	$3,045,531	3.43%
NOW deposit accounts	1,664,960	0.91%	1,600,547	0.87%	1,603,695	0.78%	1,600,288	0.75%	1,645,401	0.80%
Savings deposits	1,561,703	0.05%	1,566,316	0.05%	1,586,753	0.05%	1,607,659	0.04%	1,666,915	0.04%
Time deposits	1,446,798	3.85%	1,442,424	4.00%	1,391,062	4.00%	1,352,559	4.00%	1,343,548	3.81%
Total interest-bearing deposits	$8,178,398	2.28%	$7,952,132	2.46%	$7,835,762	2.40%	$7,689,666	2.32%	$7,701,395	2.20%
Federal funds purchased	-	-	2,609	5.34%	29,945	5.56%	19,769	5.53%	217	5.48%
Repurchase agreements	116,408	3.13%	98,035	2.80%	86,405	1.55%	82,419	1.55%	82,387	1.59%
Short-term borrowings	174	4.57%	48,875	5.74%	155,159	5.58%	213,390	5.34%	345,250	5.31%
Long-term debt	29,657	3.93%	29,696	3.91%	29,734	3.94%	29,772	3.92%	29,809	3.91%
Subordinated debt, net	120,967	5.97%	120,594	5.97%	120,239	6.04%	119,873	6.04%	119,531	5.96%
Junior subordinated debt	101,196	7.04%	101,196	7.56%	101,196	7.58%	101,196	7.60%	101,196	7.64%
Total interest-bearing liabilities	$8,546,800	2.40%	$8,353,137	2.60%	$8,358,440	2.58%	$8,256,085	2.52%	$8,379,785	2.45%
Demand deposits	3,438,194		3,389,894		3,323,906		3,356,607		3,535,815
Other liabilities	295,292		292,446		306,747		286,749		326,857
Stockholders’ equity	1,517,788		1,483,998		1,443,351		1,429,602		1,373,643
Total liabilities and stockholders’ equity	$13,798,074		$13,519,475		$13,432,444		$13,329,043		$13,616,100
Interest rate spread		2.56%		2.41%		2.34%		2.32%		2.34%
Net interest margin (FTE)(1)		3.34%		3.27%		3.18%		3.14%		3.15%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months Ended December 31,	2024			2023
Assets
Short-term interest-bearing accounts	$86,213	$4,412	5.12%	$126,765	$6,259	4.94%
Securities taxable(1)	2,285,725	45,588	1.99%	2,377,596	45,176	1.90%
Securities tax-exempt(1)(5)	221,273	7,788	3.52%	214,053	6,730	3.14%
FRB and FHLB stock	37,789	2,672	7.07%	48,641	3,368	6.92%
Loans(1)(6)	9,818,064	553,784	5.64%	8,803,228	463,290	5.26%
Total interest-earning assets	$12,449,064	$614,244	4.93%	$11,570,283	$524,823	4.54%
Other assets	1,071,455			923,850
Total assets	$13,520,519			$12,494,133
Liabilities and stockholders’ equity
Money market deposit accounts	$3,308,433	$116,982	3.54%	$2,418,450	$62,475	2.58%
NOW deposit accounts	1,617,456	13,442	0.83%	1,555,414	8,298	0.53%
Savings deposits	1,580,517	734	0.05%	1,715,749	650	0.04%
Time deposits	1,408,410	55,790	3.96%	1,006,867	33,218	3.30%
Total interest-bearing deposits	$7,914,816	$186,948	2.36%	$6,696,480	$104,641	1.56%
Federal funds purchased	13,016	721	5.54%	24,575	1,269	5.16%
Repurchase agreements	95,879	2,255	2.35%	70,251	747	1.06%
Short-term borrowings	103,963	5,693	5.48%	450,377	23,592	5.24%
Long-term debt	29,715	1,166	3.92%	24,247	925	3.81%
Subordinated debt, net	120,420	7,232	6.01%	105,756	6,076	5.75%
Junior subordinated debt	101,196	7,533	7.44%	101,196	7,320	7.23%
Total interest-bearing liabilities	$8,379,005	$211,548	2.52%	$7,472,882	$144,570	1.93%
Demand deposits	3,377,352			3,463,608
Other liabilities	295,301			285,310
Stockholders’ equity	1,468,861			1,272,333
Total liabilities and stockholders’ equity	$13,520,519			$12,494,133
Net interest income (FTE)(1)		$402,696			$380,253
Interest rate spread			2.41%			2.61%
Net interest margin (FTE)(1)			3.23%			3.29%
Taxable equivalent adjustment		$2,574			$2,034
Net interest income		$400,122			$378,219

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Operating net income
Net income	$36,005	$38,097	$32,716	$33,823	$30,446
Acquisition expenses	988	543	-	-	254
Impairment of a minority interest equity investment	-	-	-	-	4,750
Securities (gains) losses	(222)	(476)	92	(2,183)	(507)
Adjustments to net income	$766	$67	$92	$(2,183)	$4,497
Adjustments to net income (net of tax)	$604	$52	$72	$(1,703)	$3,435
Operating net income	$36,609	$38,149	$32,788	$32,120	$33,881
Operating diluted earnings per share	$0.77	$0.80	$0.69	$0.68	$0.72

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
FTE adjustment
Net interest income	$106,105	$101,669	$97,174	$95,174	$99,173
Add: FTE adjustment	619	639	658	658	669
Net interest income (FTE)	$106,724	$102,308	$97,832	$95,832	$99,842
Average earning assets	$12,704,655	$12,447,198	$12,367,957	$12,273,657	$12,564,076
Net interest margin (FTE)(3)	3.34%	3.27%	3.18%	3.14%	3.15%

	12 Months Ended December 31,
	2024	2023
FTE adjustment
Net interest income	$400,122	$378,219
Add: FTE adjustment	2,574	2,034
Net interest income (FTE)	$402,696	$380,253
Average earning assets	$12,449,064	$11,570,283
Net interest margin (FTE)	3.23%	3.29%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Tangible equity to tangible assets
Total equity	$1,526,141	$1,521,980	$1,461,955	$1,441,415	$1,425,691
Intangible assets	399,023	397,853	398,686	400,819	402,294
Total assets	$13,786,666	$13,839,552	$13,501,909	$13,439,199	$13,309,040
Tangible equity to tangible assets	8.42%	8.36%	8.11%	7.98%	7.93%

	2024				2023
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Return on average tangible common equity
Net income	$36,005	$38,097	$32,716	$33,823	$30,446
Amortization of intangible assets (net of tax)	1,560	1,547	1,600	1,626	1,599
Net income, excluding intangibles amortization	$37,565	$39,644	$34,316	$35,449	$32,045

Average stockholders’ equity	$1,517,788	$1,483,998	$1,443,351	$1,429,602	$1,373,643
Less: average goodwill and other intangibles	399,139	399,113	399,968	401,756	401,978
Average tangible common equity	$1,118,649	$1,084,885	$1,043,383	$1,027,846	$971,665
Return on average tangible common equity(3)	13.36%	14.54%	13.23%	13.87%	13.08%

	12 Months Ended December 31,
	2024	2023
Return on average tangible common equity
Net income	$140,641	$118,782
Amortization of intangible assets (net of tax)	6,332	3,551
Net income, excluding intangibles amortization	$146,973	$122,333

Average stockholders’ equity	$1,468,861	$1,272,333
Less: average goodwill and other intangibles	399,989	332,667
Average tangible common equity	$1,068,872	$939,666
Return on average tangible common equity	13.75%	13.02%

(2)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
(3)	Annualized.
(4)	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(5)	Securities are shown at average amortized cost.
(6)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.